EXHIBIT 10.50


                            ASSET PURCHASE AGREEMENT


                               - BY AND BETWEEN -


                          INTERPLAY ENTERTAINMENT CORP.


                                     - AND -


                             BETHESDA SOFTWORKS LLC


                            DATED AS OF APRIL 4, 2007


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                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of April 4, 2007 (the "EFFECTIVE Date") between BETHESDA SOFTWORKS LLC, a Delaware limited liability company (the "PURCHASER"), and INTERPLAY ENTERTAINMENT CORP., a Delaware corporation (the "SELLER"). Purchaser and Seller are sometimes referred to herein individually as a "PARTY" and collectively as the "PARTIES."

                                    RECITALS:

         A. On June 29, 2004, Seller and Purchaser entered into an Exclusive Licensing Agreement, amended August 19, 2004 (as amended to date, the "EXCLUSIVE LICENSING AGREEMENT"), whereby Purchaser acquired exclusive, worldwide, perpetual unrestricted intellectual property rights in and to all future uses of every kind to the brand and interactive entertainment software property known as "FALLOUT" and to the "FALLOUT" trademark, to the extent expressly provided for under the Exclusive Licensing Agreement. Through and as a result of the Exclusive Licensing Agreement, Purchaser has the unfettered right, subject to license royalties, to use and exploit the Fallout Intellectual Property (defined below) and is prepared to purchase actual legal ownership of all right, title, and interest in and to the Fallout Intellectual Property and in the other Acquired Assets (defined below).

         B. The Seller and Purchaser entered into arms' length negotiations for the sale of the Fallout Intellectual Property which would eliminate risk to the Seller concerning the timing and amount of any royalties, if any, to be paid in the future under the Exclusive Licensing Agreement, and provide the Seller the fair value of the Fallout Intellectual Property to the extent Purchaser does not already effectively have it under the Exclusive Licensing Agreement, and would eliminate Purchaser's potential future royalty obligations to the Seller.

         C. On November 1, 2006, while the negotiations between the Seller and Purchaser were ongoing, four petitioning creditors filed an involuntary bankruptcy petition under Chapter 7 of Title 11 of the United States Bankruptcy Code (the "BANKRUPTCY CODE") against Seller (the "INVOLUNTARY PETITION") in the United States Bankruptcy Court for the Central District of California, Case No. 06-11994 TA (the "BANKRUPTCY CASE"), and on November 30, 2006, Seller answered the Involuntary Petition in the Bankruptcy Case by filing an Answer of Alleged Debtor To Involuntary Petition seeking to dismiss the Bankruptcy Case.

         D. The Seller desires, based on the fair value of the Acquired Assets, to monetize the benefit of its bargain with Purchaser under the Exclusive Licensing Agreement by converting the possibility of contingent future payments from Purchaser into certain amounts to be paid to the Seller by Purchaser as provided in this Agreement. Seller recognizes the uncertainties of receiving further advances and/or future game royalties under the Exclusive Licensing Agreement, and Purchaser is willing to acquire from Seller, as permitted under Sections 303(f) and 549(b) of the Bankruptcy Code, all right, title and interest in such Acquired Assets, for the cash consideration described herein, which the Parties agree represent the fair value of the Acquired Assets.

         E. Purchaser and Seller enter into this Agreement in good faith and for bona fide business reasons and purposes.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Capitalized terms used but not otherwise defined in this Agreement have the respective meanings given thereto in EXHIBIT A to this Agreement.


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                                   ARTICLE II
                           PURCHASE AND SALE; CLOSING

         2.1 ACQUIRED ASSETS. Upon the terms and subject to the conditions of this Agreement, and effective upon the Closing Date, (x) Seller hereby irrevocably sells, assigns, transfers, conveys and delivers to Purchaser on the Closing Date, and (y) Purchaser hereby purchases, acquires and accepts from Seller, all of Seller's right, title and interest in and to all of the Acquired Assets. As used herein, the term "ACQUIRED ASSETS" shall mean, collectively, the Purchased Intellectual Property, the other Assets identified on PART 2.1 OF THE DISCLOSURE SCHEDULE, and the Enforcement Rights.

         2.2 ASSUMED LIABILITIES. Upon and subject to the terms, conditions, representations, and warranties of Seller contained herein, and subject to
SECTION 2.3, Purchaser agrees, effective at the time of Closing, to assume only the following liabilities (collectively, the "ASSUMED LIABILITIES"): all filing fees for transferring ownership of the Fallout Intellectual Property arising and accruing on and after the Closing and for maintaining and continuing to pursue for Purchaser's benefit any registrations or applications relating to the Fallout Intellectual Property.

         2.3 EXCLUDED LIABILITIES. Notwithstanding any provision in this Agreement or anything herein or otherwise to the contrary, Purchaser is assuming only the Assumed Liabilities and is not assuming, nor will Purchaser be obligated to pay, perform, or discharge any other liability or obligation of Seller or any Affiliate of Seller or of any predecessor stockholder, or other owner of all or part of Seller or any Affiliate of Seller (collectively, the "SELLER GROUP"), of any kind or nature whatsoever, whether direct or indirect, known or unknown, absolute or contingent, presently in existence or accrued, or arising or asserted after the date hereof or on or after the Closing (collectively, the "EXCLUDED LIABILITIES"). Any and all such other liabilities and obligations shall be retained by and remain obligations and liabilities of the Seller Group.

         2.4 CLOSING. The consummation of the purchase and sale of the Acquired Assets in accordance with this Agreement and the closing of the other transactions provided for hereunder (the "CLOSING") shall take place at 10:30 a.m., local time, at the offices of DLA Piper US LLP, 1775 Wiehle Avenue, Suite 400, Reston, Virginia 20190 on APRIL 6, 2007, or at such other later time and place as the Parties shall agree in writing, subject in each case to satisfaction or waiver by the Seller and Purchaser, as applicable, of the conditions precedent to closing set forth in SECTION 6.1 and SECTION 6.2, respectively. The actual date of the Closing shall be referred to as the "CLOSING DATE" and the Closing shall be deemed effective as of 12:01 a.m. on the Closing Date. The Parties hereby agree to deliver at the Closing such documents, certificates of officers and other instruments as are set forth elsewhere in this Agreement and as may reasonably be required to effect the transfer by the Seller of the Acquired Assets to the Purchaser and to vest full title in and to the Acquired Assets in Purchaser, free and clear of any and all Encumbrances. All events which shall occur at the Closing shall be deemed to occur simultaneously.

         2.5 SELLER'S CLOSING DELIVERIES. At the Closing, Seller will deliver to Purchaser (in addition to a duly executed copy of this Agreement, together with all final exhibits, annexes, and schedules hereto) the following, with all documents and instruments below to be duly executed by the Seller where appropriate and notarized where indicated in the exhibits, annexes, or schedules to this Agreement:

                  (a) the Trademark License Agreement, in the form attached hereto as EXHIBIT B-1 (the "LICENSE BACK Agreement");

                  (b) the Special Rules System License Agreement, in the form attached hereto as EXHIBIT B-2 (the "SPECIAL RULES LICENSE AGREEMENT");

                  (c) the bill of sale, in the form attached hereto as EXHIBIT B-3 (the "BILL OF SALE");

                  (d) the instrument of assignment and assumption, in the form attached hereto as EXHIBIT B-4 (the "INSTRUMENT OF ASSIGNMENT AND ASSUMPTION");

                  (e) the applicable assignment agreements designated by the Purchaser, in the forms attached hereto as EXHIBIT C-1 and EXHIBIT C-2 (the "ASSIGNMENTS"), respectively;


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                  (f) a power of attorney in the form attached hereto as EXHIBIT
         C-3;

                  (g) all tangible embodiments of the Purchased Intellectual Property, including, without limitation, the Software and Documentation included in the Purchased Intellectual Property, but with respect to Third Party Intellectual Property Rights only to the extent Seller has the right in connection therewith to provide same;

                  (h) all other tangible and intangible property included in the Purchased Intellectual Property, but with respect to Third Party Intellectual Property Rights only to the extent Seller has the right in connection therewith to provide same;

                  (i) an officer's and secretary's closing certificate in form and substance acceptable to Purchaser;

                  (j) the Escrow Agreement, in the form attached hereto as EXHIBIT D; and

                  (k) such other instruments, documents, certificates and closing deliverables as Purchaser may reasonably request or may require in connection with this Agreement and the transactions provided for herein.

         2.6 PURCHASER'S CLOSING DELIVERIES. At the Closing, Purchaser will deliver to the Seller (in addition to a duly executed copy of this Agreement, together with all final exhibits, annexes, and schedules hereto) the following, with all documents and instruments below to be duly executed by the Purchaser where appropriate and notarized where indicated in the annex, schedules, or exhibits to this Agreement:

                  (a) the License Back Agreement;

                  (b) the Special Rules License Agreement;

                  (c) the Bill of Sale;

                  (d) the Instrument of Assignment and Assumption;

                  (e) the Trademark Assignment Agreement;

                  (f) the Copyright Assignment Agreement;

                  (g) the Escrow Agreement; and

                  (h) the First  Installment,  payable  upon the  Closing  under
         SECTION 2.7 below.

         2.7 PURCHASE PRICE. In addition to the Assumed Liabilities, the purchase price for the Acquired Assets (together, the "PURCHASE PRICE") shall be Five Million Seven Hundred Fifty Thousand and 00/100 Dollars ($5,750,000.00), payable in three installments as provided herein, upon the terms and conditions set forth in this Agreement and in reliance on the representations, warranties, covenants and agreements of Seller. At the Closing, the Acquired Assets automatically will be transferred to, and all right, title and interest therein immediately vested in, the Purchaser.

                  (a) FIRST INSTALLMENT. The Purchaser shall deliver the sum of TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) of the Purchase Price (the "FIRST INSTALLMENT") in immediately available U.S. dollar-denominated funds by wire transfer as follows: (i) TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($200,000.00) to an account as specified on the Payment Schedule attached hereto and (ii) ONE MILLION EIGHT HUNDRED THOUSAND AND 00/L00 DOLLARS ($1,800,000.00) to a separate segregated escrow account ("ESCROW ACCOUNT") established pursuant to the Escrow Agreement (at EXHIBIT D), as specified in the PAYMENT SCHEDULE attached hereto, with said funds to be used to obtain full and complete releases, releases of liens, satisfactions of judgments or discharges of liabilities (in the form of the releases attached to the Escrow Agreement) as to all of the Encumbrances listed in PART 2.7(A) OF THE DISCLOSURE SCHEDULE as promptly as practicable following the Closing Date.

                  (b) SECOND INSTALLMENT. Upon entry by the court in the Bankruptcy Case of a conditional order of dismissal in a form reasonably satisfactory to the Purchaser ("CONDITIONAL ORDER"), the Purchaser shall deliver the sum of TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) of the Purchase Price the "SECOND INSTALLMENT") in immediately available U.S. dollar-denominated funds by wire transfer to the


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         Escrow Account,  with said funds to be used to satisfy the requirements of the Conditional Order. In the event the Bankruptcy Case is not dismissed pursuant to a final, non-appealable order (FINAL DISMISSAL ORDER") within ninety (90) days from the date of issuance of the Conditional Order, any funds remaining in the Escrow Account shall thereafter be distributed only as directed by the court in the Bankruptcy Case.

                  (c) THIRD  INSTALLMENT.  The balance of the Purchase  Price in the sum of ONE MILLION SEVEN HUNDRED AND FIFTY THOUSAND AND 00/100 DOLLARS ($1,750,000.00) shall be due, owing, and payable ninety (90) days following issuance of a Final Dismissal Order ("THIRD INSTALLMENT DATE") on condition that (i) the Seller provided written evidence, reasonably satisfactory to Purchaser, that the Encumbrances listed in
         PART 2.7(A) OF THE DISCLOSURE SCHEDULE have been released, satisfied or discharged in full and releases of liens and satisfactions of judgments have been filed with all applicable courts, Secretaries of State or other entities, (ii) no new bankruptcy or insolvency proceedings against Seller have been filed, (iii) no Encumbrances or challenges of any kind exist or have arisen with respect to Purchaser's clear title and ownership of the Acquired Assets, and (iv) the Seller then remains in compliance with all of its covenants under this Agreement and all related agreements. If such conditions are met to Purchaser's satisfaction, then the Purchaser shall deliver ONE MILLION SEVEN HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($1,750,000.00) in immediately available U.S. dollar-denominated funds by wire transfer as specified on the Payment Schedule attached hereto (the "THIRD INSTALLMENT"). Whether or not the contingent Third Installment is earned, paid or released, if at any time any Encumbrances or any challenges to Purchaser's clear title and ownership of any of the Acquired Assets arise after the Third Installment Date, the Seller shall take immediate action to resolve and fully discharge and cause to be released any and all such Encumbrances and/or challenges and ensure to Purchaser's satisfaction that there are no Encumbrances on Purchaser's clear title to and unencumbered ownership of the Acquired Assets.

         2.8 EXCLUSIVE LICENSING AGREEMENT. Effective automatically upon Closing, Purchaser shall have no obligations to pay any consideration under the Exclusive Licensing Agreement, and the Exclusive Licensing Agreement shall be deemed superseded by this Agreement and in the event of a conflict of meaning, the terms of this Agreement shall control; PROVIDED, HOWEVER, that if in connection with or as the result of any bankruptcy proceeding or liquidation, dissolution, or in connection with any other insolvency proceeding, fraudulent conveyance claim, or other claim or action, any court, bankruptcy trustee, or other applicable Person causes this Agreement and the transactions hereunder to be voided, nullified, or otherwise unwound or overturned for any reason under federal or state law, then notwithstanding anything herein or otherwise to the contrary, (x) all of Purchaser's licenses, rights and other privileges under the Exclusive Licensing Agreement automatically shall be reinstated and deemed for all purposes to have remained in full force and effect and not to have been superseded or otherwise impacted in any way by this Agreement, and (y) any and all payments made under this Agreement automatically shall be deemed to be and constitute royalty payments that may become due and payable to the Seller and advance payments recoverable against and applied to any and all payment obligations of Purchaser to the Seller in accordance with the Exclusive Licensing Agreement. With respect to such advance payments, Purchaser shall be deemed to be and constitute a secured creditor of the Seller and shall be entitled to a first priority lien over all of the Fallout Intellectual Property and entitled hereby to make such security interest filings under applicable federal or state law (including but not limited to with the United States Patent and Trademark Office and Copyright Office and with any and all corresponding or similar bodies outside of the United States) with respect to all registered Fallout Intellectual Property as it may deem necessary or appropriate to perfect such security interests. Without limiting the foregoing, any obligation by the Purchaser to pay royalties or any other monies under the Exclusive Licensing Agreement if reinstated is void. To the fullest extent possible, the Seller shall waive all claims to royalties or any other monies that ever may be due under the Exclusive Licensing Agreement and hereby accepts the payments made under this Agreement to constitute full payment of royalties or other monies due thereunder.


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                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to the Purchaser that, on and as of the Effective Date and as of the Closing, the statements contained in sections 3.1 through
3.22 of this ARTICLE III are true and correct in all respects, except as set forth in the Seller's Disclosure Schedule attached hereto (the "DISCLOSURE SCHEDULE").

         3.1 DUE INCORPORATION. Seller is a corporation duly organized, validly existing and in good standing under the applicable laws of the State of Delaware. Seller has all requisite corporate power and authority to own, lease and operate its properties and to carry on and operate its business, operations, and affairs as now conducted and to enter into this Agreement and all agreements and instruments to be entered into or delivered under this Agreement by the Seller (collectively, the "ANCILLARY AGREEMENTS") and to perform and discharge its obligations hereunder and under all Ancillary Agreements. Seller is duly licensed or qualified as a foreign corporation in good standing in the State of California.

         3.2 AUTHORITY; NO VIOLATION; BINDING OBLIGATION.

                  (a) All corporate actions necessary to authorize the execution and delivery by Seller of this Agreement and the Ancillary Agreements and the performance of its obligations hereunder and thereunder have been duly taken.

                  (b) The execution, delivery, and performance of this Agreement and the Ancillary Agreements and the performance of Seller's covenants and agreements herein and therein contained do not and will not (i) contravene or conflict with or constitute a violation of any provision of applicable law binding upon or applicable to the ownership of the Acquired Assets or the Seller's business; (ii) conflict with, result in a breach of, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller relating to the Acquired Assets or Assumed Liabilities or to a loss of any benefit relating to the Acquired Assets or Assumed Liabilities to which Seller is entitled under any provision of any agreement, contract or other instrument or relating to any of the Acquired Assets; (iii) result in the creation or imposition of any Encumbrance on any Acquired Asset; or (iv) conflict with or violate any provision of the articles of incorporation, bylaws, or other governing documents of the Seller as in effect immediately prior to the Closing.

                  (c) This Agreement and each of the Ancillary Agreements are legal, valid and binding obligations of Seller.

                  (d) Seller has not received any notice of non-compliance not previously corrected with respect to the Acquired Assets under any applicable law.

         3.3 LITIGATION. Except for the Bankruptcy Case and Encumbrances identified in PART 2.7(A) OF THE DISCLOSURE SCHEDULE, there are no Legal Proceedings pending, or to the knowledge of the Seller, threatened against or relating to the Seller in connection with this Agreement or any of the Acquired Assets, whether at law, in equity, or before any governmental authority, nor is there a basis for any of the foregoing. Seller is not, in connection with the Acquired Assets, in default with respect to any judgment, injunction, order or decree of any court or any governmental authority, instrumentality, or court by which it or any of the Acquired Assets is bound or subject.

         3.4 TITLE TO ACQUIRED ASSETS. Except for the Encumbrances identified in
PART 2.7(A) OF THE DISCLOSURE SCHEDULE, Seller has good and marketable title to the Acquired Assets, free and clear of any Encumbrances, and at the Closing, Purchaser will receive good and marketable title to the Acquired Assets, free and clear of any Encumbrances, except for the Encumbrances identified in PART 2.7(A) OF THE DISCLOSURE SCHEDULE.

         3.5 INSURANCE CLAIMS. There are no pending insurance claims for losses related to the Acquired Assets.

         3.6 OWNERSHIP. The Seller owns or otherwise has valid and legally enforceable rights by license to use the Purchased Intellectual Property. The Seller is the sole owner of all of the Purchased Intellectual Property.


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         3.7  INBOUND  LICENSES  AND  RIGHTS.  Set  forth  in  PART  3.7  OF THE
DISCLOSURE SCHEDULE is a list and brief description of all Third Party Intellectual Property Rights used in connection with the Fallout Intellectual Property as of the Closing Date, and identifies any licenses or other agreements relating thereto, true, correct and complete copies of which licenses or other agreements are annexed to PART 3.7 OF THE DISCLOSURE SCHEDULE. The Seller has not breached any of the licenses or other agreements governing such Third Party Intellectual Property Rights, and, to the knowledge of the Seller, no other party to those agreements has breached those agreements. No Third Party Intellectual Property of any kind or nature is as of the Closing Date or historically has been used by the Seller in connection with the Fallout
Intellectual Property. No part of the Purchased Intellectual Property has been placed in (or is otherwise subject to) any escrow arrangement of any kind for the benefit of any third party.

         3.8 NO RESTRICTIONS. Other than under the Exclusive Licensing Agreement and the Encumbrances identified in PART 2.7(A) OF THE DISCLOSURE SCHEDULE, the Purchased Intellectual Property is free of any and all royalty and other payment obligations and other Claims or Encumbrances and, without limiting the generality of the foregoing, is not subject to any limitations or restrictions on Seller's use. There is no Legal Proceeding, order, agreement or other similar arrangement that prohibits or restricts the Seller (x) from using the Purchased Intellectual Property or developing, licensing, transferring or otherwise exploiting any Software, properties, or other assets relating to the Fallout Intellectual Property anywhere in the world or (y) from any use of the Purchased Intellectual Property anywhere in the world (except that this representation is made only to the Seller's knowledge with respect to Third Party Intellectual Property Rights). No Person has any rights in the Fallout Intellectual Property or in any of the other Purchased Intellectual Property that could cause any reversion or renewal of rights in favor of that Person or termination of the Seller's or, following the Closing, the Purchaser's rights in the Fallout Intellectual Property or in any of the other Purchased Intellectual Property.

         3.9 EFFECT OF CLOSING. Upon and after the Closing, the Purchaser will be the sole owner of, and will have valid and marketable title to, the Purchased Intellectual Property, and will have the full right to use, license and transfer the Purchased Intellectual Property in the same manner and on the same terms that the Seller had immediately prior to the Closing. The Seller is not legally bound by any agreements or obligations under which the occurrence of the Closing would (i) obligate the Seller or the Purchaser to license or otherwise grant rights to any other Person in any Fallout Intellectual Property (in any case, whether owned or used by the Seller or Purchaser), (ii) entitle any Person to a release of any source code escrow, (iii) result in any Claim or other Encumbrance on the Purchased Intellectual Property, (iv) give rise to any right of any third party to terminate, or impair in any material manner, any Third Party Intellectual Property Rights included in the Purchased Intellectual Property or otherwise contravene or conflict with Purchaser's right to enjoy the benefit of the Third Party Intellectual Property Rights, or (v) otherwise increase any burdens or decrease any rights relating to the Fallout Intellectual Property or any of the other Purchased Intellectual Property in any material manner.

         3.10 PERFECTION OF OWNERSHIP RIGHTS. With respect to the Fallout Intellectual Property:

                  (a) ASSIGNMENTS. PART 3.10 OF THE DISCLOSURE SCHEDULE separately lists all other written assignments, if any, Seller has obtained to establish the Seller's ownership rights in the Fallout Intellectual Property.

                  (b) EFFECT OF ASSIGNMENTS. In each case in which the Seller has acquired ownership of any material Intellectual Property from any Person, other than a license of the Third Party Intellectual Property Rights, the Seller has obtained a valid and enforceable assignment sufficient to irrevocably transfer the applicable rights in that Intellectual Property to the Seller. If the Seller has so acquired Registered Intellectual Property, the Seller has, when required by applicable law, duly recorded each of these assignments with the appropriate governmental agency, and listed these assignments in PART 3.10(B) OF THE DISCLOSURE SCHEDULE.


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         3.11  REGISTERED  INTELLECTUAL  PROPERTY.  PART 3.11 OF THE  DISCLOSURE
SCHEDULE separately lists (x) all Registered Intellectual Property included within the Purchased Intellectual Property, as well as (y) certain additional Fallout Intellectual Property.

                  (a) FEES AND APPLICATIONS. All necessary registration, maintenance, renewal, and annuity fees and taxes due as of the Closing Date, have been paid, and all necessary documents have been filed, in connection with the Registered Intellectual Property. In connection with the Registered Intellectual Property, all registrations are in force and all applications for the same are pending in good standing, and no actions for reissuance, reexamination or opposition are pending or threatened with respect to any issued registrations or pending applications.

                  (b) LIST OF MAINTENANCE ACTIONS. PART 3.11(B) OF THE DISCLOSURE SCHEDULE accurately and completely lists all actions that, as of the Closing Date, must be taken within ninety (90) days after the date of this Agreement relating to the payment of any fees or taxes or the filing of any documents necessary or appropriate to maintain, perfect or renew any Registered Intellectual Property with an official office (e.g., patent or trademark office).

         3.12 VALIDITY. All registered copyrights, trademarks, and service marks (and all applications related to any of the foregoing) included in the Fallout Intellectual Property are subsisting and valid under applicable law for those respective categories of Intellectual Property. There are no facts or circumstances that would render any of the Purchased Intellectual Property invalid or unenforceable, except that with respect to the Third Party Intellectual Property, this representation is made only to the Seller's knowledge.

         3.13 OUTBOUND LICENSES AND RIGHTS. PART 3.13 OF THE DISCLOSURE SCHEDULE lists all agreements, if any, under which the Seller has licensed or otherwise granted rights in any of the Purchased Intellectual Property to any Person. PART
3.13 OF THE DISCLOSURE SCHEDULE also lists separately any of the following related to the Fallout Intellectual Property: (i) any exclusive rights granted to any third Person; (ii) any source code escrow or other form of delivery or disclosure of any source code to or for the benefit of any Person; or (iii) any other agreements to which Seller is a party that give other Persons the right to use, market or otherwise exploit or commercialize any of the Fallout Intellectual Property or related products or services.

         3.14 INDEMNITY AGREEMENTS. The Seller has not agreed to indemnify, defend or otherwise hold harmless any other Person with respect to Damages resulting or arising from any of the Purchased Intellectual Property, except under those agreements summarized or described in PART 3.14 OF THE DISCLOSURE SCHEDULE.

         3.15 NO  VIOLATION  OF THE  SELLER'S  RIGHTS.  To the  knowledge of the
Seller,  no  Person  has  infringed  or  misappropriated   any  of  the  Fallout
Intellectual Property, except for fan websites, blogs and other sites referencing nominally one of the FALLOUT games without the consent of Seller.
Immediately after the Closing (subject to making any filings necessary to perfect rights), the Purchaser will have sole rights to bring actions for infringement or misappropriation of the Fallout Intellectual Property. The Seller has not commenced or threatened any Legal Proceeding, or asserted any allegation or claim, against any Person for infringement or misappropriation of the Purchased Intellectual Property or breach of any agreement involving the Purchased Intellectual Property, except as indicated in PART 3.15 OF THE DISCLOSURE SCHEDULE.

         3.16 NO VIOLATION OF THIRD PARTY RIGHTS. The Seller's creation, use, sale, license, or other transfer of the Purchased Intellectual Property does not infringe or misappropriate any other Person's Intellectual Property and, to the Seller's knowledge, after the Closing, Purchaser's use of the Purchased Intellectual Property (including, without limitation, the development, license, transfer, or other exploitation of any Software, properties, or other assets relating to the Fallout Intellectual Property anywhere in the world) will not infringement or misappropriate any other Person's Intellectual Property. The Seller has not received notice (in writing or otherwise) of any pending or threatened Legal Proceeding or any written allegation or claim in which any Person alleges that the Seller, any of the Purchased Intellectual Property, or any use, sale, license, transfer, development, or other exploitation thereof has violated any Person's Intellectual Property rights and, to Seller's knowledge, no basis for any such actual or threatened Legal Proceeding, claim or allegation exists. There are no pending or threatened disputes between the Seller and any other Person relating to the Purchased Intellectual Property.

         3.17 PROPRIETARY INFORMATION AND CONFIDENTIALITY. The Seller has taken commercially reasonable and appropriate steps to protect and preserve its trade secrets and all other confidential information included in or relevant to the Purchased Intellectual Property. To the Seller's knowledge, none of its (or any Affiliate's) current or former employees, consultants, independent contractors, or other agents have any rights in or to the Fallout Intellectual Property.

         3.18 NO SPECIAL ADVERSE CIRCUMSTANCES. None of the Fallout Intellectual Property was developed using any government or university funding or facilities, nor was it obtained from a governmental entity or university. The Seller is not a member of, and is not obligated to license or disclose any Intellectual Property to, any official or de facto standards setting or similar organization or to any organization's members. None of the Fallout Intellectual Property (or any of the other Purchased Intellectual Property embedded or contained in or linking to any of the Fallout Intellectual Property includes any Software of the type commonly referred to as "open source software," "freeware" or "shareware," or that is subject to any form of "GNU," "Mozilla," or other public license or open source license, rights or other obligations.

         3.19 NO BROKERS OR FINDERS. No person, firm or corporation has or will have as a result of any action of Seller or Seller's officers, employees, agents or representatives, any right, interest or valid claim for any commission, fee or other compensation as a finder or broker, or for acting in any similar capacity in connection with this Agreement or any of the transactions provided for herein or in any of the Ancillary Agreements.

         3.20 ACCURACY OF MATERIAL FACTS. No representation, warranty or covenant of Seller contained in this Agreement or in any of the Ancillary Agreements, or the attached exhibits, annexes, or schedules or in any certificate furnished or to be furnished to Purchaser pursuant to this Agreement or any of the Ancillary Agreements or in connection with the transactions contemplated hereby or thereby, when read together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, taken as a whole, not misleading in light of the circumstances under which such statements were made.

3.21 INTENT. The transactions provided for herein are being undertaken in good faith and are not being undertaken with any intent to hinder, delay, defraud, or mislead any past, present, or future creditors of the Seller. The Purchase Price for the Acquired Assets represents fair value and was negotiated at arms' length between the Seller and Purchaser.

         3.22 RELIANCE. The foregoing representations and warranties are made by the Seller with the knowledge and expectation that Purchaser is materially relying thereon in connection with the transactions provided for in this Agreement, including, without limitation, the purchase of the Acquired Assets.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Seller that, on and as of the Effective Date and as of the Closing, the statements contained in section 3.23 of this
ARTICLE III are true and correct in all respects.

         3.23 AUTHORITY; NO VIOLATION; BINDING OBLIGATION.

                  (a) All corporate actions necessary to authorize the execution and delivery by Purchaser of this Agreement and the Ancillary Agreements and the performance of its obligations hereunder and thereunder have been duly taken.

                  (b) The execution, delivery, and performance of this Agreement and the Ancillary Agreements and the performance of Purchaser's covenants and agreements herein and therein contained do not and will not conflict with or violate any provision of the articles of incorporation, bylaws, or other governing documents of the Purchaser as in effect immediately prior to the Closing.

                  (c) This Agreement and each of the Ancillary Agreements are legal, valid and binding obligations of Purchaser.

                                   ARTICLE IV
                          INDEMNIFICATION AND SURVIVAL

         4.1 SURVIVAL OF OBLIGATIONS. All representations, warranties, covenants, and obligations of the Parties contained in this Agreement or in any of the Ancillary Agreements shall, except as otherwise expressly set forth elsewhere in this Agreement or in any of the Ancillary Agreements, remain in full force and effect following the Closing Date.

         4.2 INDEMNIFICATION.

                  (a) The Seller agrees to indemnify, defend and hold harmless the Purchaser and all of the Purchaser's Affiliates, and each of their respective parents, stockholders, members, directors, officers, agents and employees (collectively, the "INDEMNITEES") from and against any action brought against any of the Indemnitees with respect to any claim, demand, cause of action, Liability, Claim or Encumbrance, including, without limitation, reasonable attorneys' fees (collectively, "LOSSES"), to the extent (x) such Losses are based upon, connected with, or arise out of (x) any actual or alleged breach, violation, or contravention of, or inaccuracy in, in each case as applicable, any of the Seller's representations, warranties, covenants, agreements, or undertakings in or under this Agreement, any of the Ancillary Agreements, or any certificate, exhibit, annex, or schedule; or (y) any Excluded Liabilities.

                  (b) With respect to the Seller's indemnification obligations hereunder, each party agrees to: (i) give the other party prompt written notice of any claim, action, suit or proceeding for which the first party is seeking indemnity; and (ii) reasonably cooperate with the other party with respect to the defense of the action. A party may participate, at its own cost, in the defense and settlement of such action through counsel of its choice. In no event may the Seller settle any such action in a manner that adversely affects the rights of Purchaser or any of the Indemnitees, without Purchaser's express prior written consent.

                  (c) No Indemnitee (other than the Purchaser) may make any claim for indemnification hereunder without the prior approval of the Purchaser, in its sole discretion. The representations, warranties, covenants, and obligations of the Seller on the one hand, and the rights and remedies (including the indemnification and other remedies described in this ARTICLE IV) of, or that may be exercised by, any Indemnitee on the other hand, will not be limited or otherwise affected by or as a result of, any information furnished to, or any investigation made by or knowledge of, such Indemnitee or any Indemnitee's representatives or agents. The indemnification remedies (and all other remedies available to Purchaser and the Indemnitees at law or in equity) contained in this Agreement shall be non-exclusive.

                  (d) In addition to any rights of offset or setoff that Purchaser may have at common law or otherwise, any indemnification obligations hereunder of the Seller to Purchaser or any other Indemnitee may, in the sole discretion of Purchaser, be offset or setoff by Purchaser against (x) any other amount otherwise payable to the Seller or any of the Seller's Affiliates by Purchaser under this Agreement, any Ancillary Agreement, or any other agreement between the Seller and Purchaser or (y) any other monetary obligation of Purchaser to the Seller or any of the Seller's Affiliates.

                                    ARTICLE V
                                    COVENANTS

         5.1 FURTHER ASSURANCES. In addition to the Seller's obligations elsewhere herein, following the Closing, the Seller, without further consideration of any kind, shall execute and deliver, or cause to be executed and delivered, such other instruments, and take, or cause to be taken, such other action, as shall reasonably be requested by Purchaser or its Affiliates to effectively carry out the other terms and provisions of this Agreement benefiting the Purchaser including, without limitation, all instruments and actions necessary to remove, satisfy, discharge and release any Encumbrances or challenges relating to the Acquired Assets as required in this Agreement and to ensure that Purchaser has clear title to and unencumbered ownership of all the Acquired Assets. Seller shall use its best efforts to assist Purchaser and Purchaser's Affiliates in effecting a smooth transition in ownership and operation of the Acquired Assets after the Closing Date, without any obligation by Seller to make payments to any party in connection with providing such assistance.

         5.2 TRANSITIONAL MAINTENANCE OF ASSETS. To provide an appropriate transition period for Purchaser to assume responsibility for maintenance of the Purchased Intellectual Property, Seller represents and warrants that all official office actions (E.G., copyright, patent, or trademark offices) due (without payment of extension fees) within 30 days of the Closing Date, of which Seller is aware, including, without limitation, paying maintenance fees or annuities and responding to office actions and other correspondence from any applicable official office (E.G., copyright, patent, or trademark offices), have been completed and filed (including payment of all applicable fees) as of the Closing Date.

         5.3 REGISTERED INTELLECTUAL PROPERTY. Seller will provide to Purchaser within a reasonable time following a request therefor (but in any event not later than 30 days following the Closing Date, unless otherwise agreed), Seller's complete files (in any format or media now existing) for the Registered Intellectual Property and any other relevant documents, if any, in Seller's possession that relate to obtaining or maintaining any of the Purchased Intellectual Property.

         5.4 ASSIGNMENT OF RIGHTS UNDER EMPLOYEE AGREEMENTS. In order to protect Purchaser's interest in the Acquired Assets and under this Agreement and the Ancillary Agreements, Seller hereby (x) sells, assigns, transfers and conveys to Purchaser all rights of Seller under and to enforce the terms of any and all third party confidentiality undertakings and any and all IP assignment obligations, solely as they relate to or are connected with the Acquired Assets or the Purchased Intellectual Property, and (y) agrees to assist Purchaser in any reasonable efforts to enforce such agreements, obligations, arrangements.

         5.5 TRANSFER TAXES. All excise, sales, value added, use, registration, stamp, documentary, transfer and similar Taxes, levies, charges and fees (including all real estate transfer Taxes) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid solely by Seller. Seller shall also be solely responsible for the filing of any Tax returns with respect to such transfer and similar Taxes, and promptly shall provide written evidence of such payments and copies of all such filings to Purchaser.

         5.6 HOLD HARMLESS. Seller covenants and agrees that it will (and that it will cause the other members of the Seller Group to) promptly pay and discharge, as they become due and payable, and promptly perform in accordance with their respective terms, all and each of the Excluded Liabilities, it being expressly understood and agreed that Purchaser is assuming no liabilities or obligations of Seller or other members of the Seller Group other than the Assumed Liabilities identified herein and in the Instrument of Assignment and Assumption.

         5.7 CONFIRMING EFFECTIVE DELIVERY OF THE PURCHASED INTELLECTUAL PROPERTY. Without limitation to the Seller's obligations under SECTION 5.1, promptly after being requested to do so by the Purchaser either in preparation for the Closing (in which case the Purchaser agrees to hold items delivered by the Seller solely for delivery pursuant to the Closing or return them to the Seller if the Closing does not occur) or after the Closing, or both, the Seller will:

                  (a) TITLE. Sign and deliver and have notarized all documents and instruments, and take all other actions required by this Agreement, for the purpose of (i) correcting or confirming title to the Purchased Intellectual Property prior to the Closing in the name of the Seller, and/or (ii) enabling the Purchaser to file applications or registrations on and after the Closing in the name of the Purchaser or Affiliates of the Purchaser with any governmental agency relating to the Purchased Intellectual Property;

                  (b) INTERIM FEES AND FILINGS. For period of 30 days after the Closing Date, take all actions, if any, requested by the Purchaser without being liable for the payment of any fees to any governmental agency, filing or maintenance of applications or registrations, or other actions before or with any governmental agency concerning Registered Intellectual Property or other Purchased Intellectual Property for any actions that are within the scope of SECTION 5.1.

         5.8 CONFIDENTIALITY. The Seller will keep confidential and not, directly or indirectly, disclose to anyone or use or misappropriate for the Seller's own benefit or for the benefit or any other person, (a) all trade secrets and other non-public information or documents included within or relating to the Purchased Intellectual Property, and (b) any non-public information about the Purchaser that the Seller or its representatives may obtain or may have obtained in the course of the transactions contemplated by this Agreement. The Seller agrees not to make any such information public or otherwise act or omit to act in a manner that would reasonably be expected to impair in any material respect the intended benefits of this covenant to the Purchaser. This covenant is in addition to, and does not limit, the rights of the Purchaser as the purchaser and owner of the Purchased Intellectual Property as of the Closing Date. Notwithstanding the foregoing, this SECTION 5.8 shall not restrict Seller from maintaining any records or making any disclosures that may be required and mandated by applicable law or governmental authority, provided, however, that prior to making any such disclosures, the Seller will provide reasonable advance notice to Purchaser so as to permit Purchaser to review the proposed form and contents of such disclosure and, to the extent deemed appropriate by Purchaser, to allow Purchaser to seek an appropriate protective order to prevent or limit such disclosure. Notwithstanding the foregoing, this Agreement may be described in or filed with any required federal securities filings of Seller.

         5.9 PROHIBITION ON FUTURE FILINGS AND REGISTRATIONS. Nothing contained in this Agreement shall be construed as providing the Seller with any retained right, title, or other interest of any kind in or to any of the Acquired Assets. Seller recognizes and acknowledges that the Purchased Intellectual Property and all rights therein and all goodwill pertaining thereto solely and exclusively belong to Purchaser effective automatically upon the Closing and that all uses of the Purchased Intellectual Property shall inure to the benefit of Purchaser. In addition to its obligations under and of the Ancillary Agreements or under any other agreements, Seller agrees (x) not to directly or indirectly attack or impair the title of Purchaser to the any of the Purchased Intellectual Property, the validity of this Agreement, or any of Purchaser's current or future registrations or applications relating to any of the Purchased Intellectual Property (or any derivates thereof) in any jurisdiction; and (y) not to file any state, federal, or foreign applications to register (1) any of the Purchased Intellectual Property constituting trademarks, trade names, service marks, copyrights, or the like, in whole or in part, or (2) any confusingly similar trademarks, trade names, service marks, copyrights, or the like, in any jurisdiction.

         5.10 MERCHANDISING RIGHTS. From and after the Closing, Purchaser authorizes Seller to exclusively manufacture, have manufactured, sell and distribute the pre-existing Fallout interactive entertainment software games, "FALLOUT", "FALLOUT 2", "FALLOUT TACTICS", and "BROTHERHOOD OF STEEL" ("PRE-EXISTING FALLOUT GAMES"), and Purchaser shall have no financial interest in the sales of such Pre-existing Fallout Games by or on behalf of Seller. All packaging, advertising and promotional materials used by or on behalf of Seller in connection with the Pre-existing Fallout Games shall be submitted by Seller to Purchaser for Purchaser's written approval prior to its use, and Seller shall not use or authorize the use of any such packaging, advertising or promotional material unless Purchaser has approved in writing in advance such material, such approval not to be unreasonably withheld, it being understood and agreed that all packaging, advertising and promotional materials for the Pre-Existing Fallout Games shall not use, refer to, trade upon, reflect the look and feel of or otherwise exploit any of the Fallout games or products, including but not limited to their packaging, advertising and promotional materials, developed by or for the Purchaser or its licensees.

         5.11 MOTION TO DISMISS BANKRUPTCY CASE. The Seller shall file the motion to dismiss the Bankruptcy Case referenced in section 2.7 on or before May 1, 2007.

         5.12 PART 3.13 DISCLOSURE SCHEDULE. If Purchaser is not satisfied with the disclosures made in Part 3.13 of the Disclosure Schedule by the Closing Date, Purchaser shall be entitled to void this Agreement and shall not be required to proceed with the Closing.

                                   ARTICLE VI
                               GENERAL PROVISIONS

         6.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate the Closing are subject to the following express conditions precedent (all or any of which may be waived in whole or in part by Purchaser in its sole discretion), having been fulfilled on or before the Closing Date:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained herein shall be true and correct in all respects on and as of the Closing Date.

                  (b) PERFORMANCE; DELIVERIES. Seller shall have performed and observed in all respects all covenants, obligations and conditions herein required to be performed or observed by Seller on or prior to the Closing Date; and Seller shall have delivered to Purchaser all deliveries described, set forth or provided for SECTION 2.5.

                  (c) ABSENCE OF MATERIAL CHANGES. There shall not have been any material adverse change affecting Seller or its business or any of the Acquired Assets.

                  (d) NO LITIGATION. No Legal Proceeding or Claim or other proceeding or investigation, whether administrative or judicial, shall be threatened or pending against Seller or Purchaser that, in the reasonable opinion of Purchaser or its counsel, presents a reasonable possibility that the transactions contemplated by this Agreement could be enjoined or prevented, or that the right of Purchaser to acquire, retain or use all of the Acquired Assets, if and when the same are acquired, without additional costs would be adversely affected

         6.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER. The obligations of the Seller to consummate the Closing hereunder are subject to the following express condition precedent (all or any of which may be waived in whole or in part by the Seller in its sole discretion), having been fulfilled on or before the Closing Date: Purchaser shall have performed and observed in all material respects all covenants, obligations and conditions herein required to be performed or observed by Seller on or prior to the Closing Date; and Purchaser shall have delivered to Seller all deliveries provided for SECTION 2.6, PROVIDED, HOWEVER, that the Purchase Price shall be deliverable upon and not prior to the Closing.

                                   ARTICLE VII
                               GENERAL PROVISIONS

         7.1 SURVIVAL OF OBLIGATIONS. All representations, warranties, covenants, and obligations of the Parties contained in this Agreement or in any of the Ancillary Agreements shall, except as otherwise expressly set forth elsewhere in this Agreement, remain in full force and effect for five years following the Closing Date.

         7.2 GOVERNING LAW; JURISDICTION; VENUE. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, USA, without regard to principles of conflict of laws. Each party agrees that sole and exclusive jurisdiction and venue for any action or litigation arising from or relating to this Agreement shall be an appropriate federal or state court located in the State of Maryland. The U.N. Convention on Contracts for the International Sale of Goods shall not apply to this Agreement or to any dispute arising out of this Agreement.

         7.3 ALL AMENDMENTS IN WRITING. No supplement, modification, or amendment of this Agreement shall be binding, unless executed in writing by a duly authorized representative of each party to this Agreement intended to be bound thereby.

         7.4 ENTIRE AGREEMENT. This Agreement (including the exhibits, annexes, and schedules hereto and other documents referred to herein as having been delivered or furnished by either party to the other hereunder) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

         7.5 ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. Purchaser may freely assign any of its rights or delegate or novate any of its obligations under this Agreement to any Affiliate or to any third party without the prior consent of Seller. Seller may not assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of Purchaser. Nothing in this Agreement, expressed or implied, is intended or will be construed to confer upon any Person other than the Parties and their respective successors and assigns permitted by this SECTION 7.5 any right, remedy or claim under or by reason of this Agreement.

         7.6 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto expressly acknowledge and agree that the Acquired Assets are special and unique and that a breach of any of the terms or provisions of this Agreement in respect to the sale and purchase thereof will result in irreparable injury for which there is no adequate remedy at law, and therefore, notwithstanding anything herein or otherwise to the contrary, Purchaser shall be entitled to equitable relief and specific performance to compel compliance hereunder, without the requirement for posting any bond or security.

         7.7 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         7.8 NOTICES. All notices and other communications required or permitted to be given under this Agreement shall be in writing and delivered by overnight courier or by confirmed facsimile during the regular business hours of the recipient to the addresses or facsimile numbers set forth below or to such other addresses specified by the applicable party:

         If to Purchaser:           Vlatko Andonov, President
                                    Bethesda Softworks LLC
                                    1370 Piccard Drive, Suite 120
                                    Rockville, MD 20850
                                    Fax: (301) 926-8010

                                    with a copy to:

                                    J. Griffin  Lesher  Executive Vice President
                                    -Legal   ZeniMax  Media  Inc.  1370  Piccard
                                    Drive,  Suite 120  Rockville,  MD 20850 Fax:
                                    (301) 990-7025

         If to the Seller:          Herve Caen, Chief Executive Officer
                                    Interplay Entertainment Corp.
                                    100 North Crescent Drive, Suite 324
                                    Beverly Hills, CA 90210
                                    Fax: (310) 432-1959

         7.9 EXPENSES. Except where otherwise expressly provided for in this Agreement, each Party hereto shall pay its own costs and expenses, including, without limitation, the fees and expenses of its respective attorneys and accountants, in connection with this Agreement and the transactions contemplated herein, whether or not the Closing takes place.

         7.10 WAIVER. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. Any such waiver will be validly and sufficiently authorized for the purposes of this Agreement if, as to any Party, it is authorized in writing by an authorized representative of such Party. The failure of any Party hereto to enforce at any time any provision of this Agreement will not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement will be held to constitute a waiver of any other or subsequent breach.

         7.11 ENTIRE AGREEMENT. The parties have read this Agreement, together with the Ancillary Agreements and all exhibits, annexes, and schedules hereto (collectively, the "TRANSACTION AGREEMENTS"), and further agree that they collectively constitute the complete and entire agreement of the Parties relating to the sale, assignment, transfer, conveyance and delivery of the Acquired Assets (including, without limitation, the Purchased Intellectual Property) from the Seller to Purchaser, and supersede all and merge all previous communications, agreements, understandings or letters of intent (in each case, oral or written) between or among any of the Parties hereto regarding the subject matter hereof. No representations, warranties, statements, understandings, agreements, or commitments of any kind made by any Party that are not expressly stated herein (or in any other Transaction Agreements) shall be binding on such Party.

         7.12 SEVERABILITY. In the event that any provision of this Agreement is held invalid by a court with jurisdiction over the parties, such provision shall be deemed to be restated to be enforceable, in a manner which reflects, as nearly as possible, the original intentions of the parties in accordance with applicable law. The remainder of this Agreement shall remain in full force and effect.

         7.13 CONSTRUCTION; INTERPRETATION.

                  (a) HEADINGS. Titles, captions, and other headings to sections in this Agreement have been inserted for convenience of reference only and are not intended to be a part of or to affect in any way the meaning, construction, or interpretation of this Agreement.

                  (b) EXHIBITS; ANNEXES; SCHEDULES. This Agreement is deemed to include all of the exhibits, annexes, and schedules hereto, which expressly are made a part hereof and incorporated herein and will be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Except as otherwise indicated, all references in this Agreement to "Sections," "Schedules," "Annexes," and "Exhibits" are intended to refer to Sections, Schedules, Annexes, and Exhibits to this Agreement.

                  (c) GENDER AND NUMBER. For the purpose of this Agreement, whenever the context requires or permits: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders. As used in the Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (d) MUTUAL DRAFTING. The Parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement, it being agreed that all Parties participated jointly and equally in the drafting hereof.

         7.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, including facsimile counterparts, each of which will be considered an original instrument, but all of which will be considered one and the same agreement, and will become binding when one or more counterparts have been signed by each of the Parties hereto and delivered to each of the Parties.


                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this ASSET PURCHASE AGREEMENT with legal and binding effect as of the date and year first above written.


                  PURCHASER:        BETHESDA SOFTWORKS LLC

                                    By: /s/ Vlatko Andonov
                                        ----------------------------------------
                                        Printed Name: Vlatko Andonov
                                        Title: President


                  SELLER:           INTERPLAY ENTERTAINMENT CORP.

                                    By: /s/ Herve Caen
                                        ----------------------------------------
                                        Printed Name:  Herve Caen
                                        Title: Chief Executive Officer

                                    EXHIBIT A

                              CERTAIN DEFINED TERMS

         An "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such first Person within the meaning of the Securities Exchange Act of 1934, as amended. "AFFILIATE" means

         "CLAIM" means any claim, security interest, encumbrance, lien, mortgage, indenture, security agreement, pledge, charge, escrow, option, right of first refusal, judgment, order or other Liability or restriction of any kind (whether arising by contract or by operation of law).

         "COMMERCIALLY AVAILABLE TECHNOLOGY" means third party technologies, products and services that are commercially available, including without limitation, software that is subject to "shrinkwrap", "clickwrap", "open source" or other standard or mass market license agreements.

         "DAMAGES" means any loss, damage, injury, Liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including, without limitation, fees and expenses of attorneys, accountants, financial advisors and other experts and other expenses of litigation), charge, costs (including reasonable costs of investigation) or expenses of any nature.

         "DOCUMENTATION" means, as applicable, product, technical, repair, marketing and user documentation and any succeeding changes thereto as of the Closing Date, including, without limitation, all specifications as set forth in Seller's product manuals; installation, maintenance, operating and customer or end-user manuals, instructions and diagnostics; system administrative materials, configuration guides, marketing and sales brochures and literature, and product guides and any similar or related documentation. When used to in connection with the term Software the term "Documentation" means, as applicable, programming and user documentation, maintenance and test specification, system descriptions and other similar documentation relating to the creation, use or operation of the Software.

         "ENCUMBRANCE" means any lien (including, without limitation, any tax, mechanic's, warehouseman's, laborer's, or landlord's liens), mortgage, claim, pledge, charge, security interest, equitable interest, right of use, right of co-existence, encumbrance, defects, claims, or conditions to or restrictions on use, transfer or assignment, or any other restrictions of any kind.

         "ENFORCEMENT RIGHTS" means any and all claims, demands, rights, and causes of action for infringement, misappropriation, or misuse of any of the Purchased Intellectual Property, past, present and future, and any and all of the proceeds and rights to proceeds from the foregoing, in each case whether existing, accrued, or unpaid or whether hereafter arising, coming into existence, or accruing.

         "FALLOUT INTELLECTUAL PROPERTY" means any and all Intellectual Property in or relating or connected in any way with (and to all future uses of every kind) the brand and interactive entertainment software game property known as "FALLOUT". Without limiting the generality of the foregoing, the term Fallout Intellectual Property includes, without limitation, the "FALLOUT" trademark for all classes and uses worldwide, any and all rights to any and all "FALLOUT" video games, all "FALLOUT"-related characters, and all uses of all "FALLOUT" connected or related trademarks and brand (subject only to licensing rights granted under the License Back Agreement), and including, without limitation, the rights to all add-ons, expansion packs and combinations of same, however packaged or sold, hint books and strategy guides, and any prequels, sequels, or derivative products of any of the foregoing, and any and all rights to the "FALLOUT" brand, including, without limitation, to merchandising and sublicensing rights.

         "INTELLECTUAL PROPERTY" means all of the following anywhere in the world and all legal rights, title, or interest in the following arising under the laws of the United States, (including any state), and any other country (including any subdivision thereof), or international treaty regime, whether or not filed, perfected, registered or recorded and whether now or later existing, filed, issued or acquired, including all renewals:

                  (i) all patents and applications for patents of all classes and types and all related reissues, reexaminations, divisions, renewals, extensions, provisionals, continuations and continuations in part;

                  (ii) all copyrights, copyright registrations and copyright applications, copyrightable works, and all other corresponding rights;

                  (iii) all trade dress and trade names, logos, Internet addresses and domain names, trademarks and service marks (including, without limitation, any common law or prior use rights that may exist with respect related to any of the foregoing) and related registrations and applications, including any intent to use applications, supplemental registrations and any renewals or extensions, all other indicia of commercial source or origin, and all goodwill of the Seller's business associated with any of the foregoing;

                  (iv) all inventions (whether patentable or not and whether or not reduced to practice), invention disclosures, invention notebooks, file histories, know how, technology, technical data, trade secrets, confidential business information, manufacturing and production processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer, distributor, reseller and supplier lists and information, correspondence, records, and other documentation, and other proprietary information of every kind;

                  (vii) all Software;

                  (viii) all databases and data collections and all rights in the same;

                  (ix) all rights of paternity, integrity, disclosure, and withdrawal, and any other rights that may be known or referred to as "moral rights," in any of the foregoing;

                  (x) any rights analogous to those set forth in the preceding clauses and any other proprietary rights relating to intangible property;

                  (xi) all tangible embodiments of any of the foregoing, in any form and in any media, in the possession of the Seller (or other Persons engaged or retained by the Seller);

                  (xii)   all   versions,   releases,   upgrades,   derivatives,
         enhancements and improvements of any of the foregoing; and

                  (xiii) all statutory, contractual and other claims, demands, and causes of action for royalties, fees, or other income from, or infringement, misappropriation or violation of, any of the foregoing, and all of the proceeds from the foregoing that are accrued and unpaid as of, and/or accruing after, the date of this Agreement.

         ."LEGAL PROCEEDING" means any action, suit, litigation, arbitration proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation threatened, commenced, brought, conducted or heard by or before, or otherwise involving any court or other governmental agency or any arbitrator or arbitration panel.

         "LIABILITY" means any liability, loss, debt, or obligation of any kind (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

         "PERSON"  means  any  individual,  corporation,   partnership,  limited
liability company, trust, other form of business or investment entity, and any foreign, federal, state or local government or governmental agency of any kind.

         "PURCHASED INTELLECTUAL PROPERTY" means, collectively: (x) all of the Fallout Intellectual Property owned by, created by, or licensed by or to the Seller, as existing as of the Closing Date, and (y) all of the Third Party Intellectual Property Rights.

         "REGISTERED INTELLECTUAL PROPERTY" means Fallout Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by any governmental or quasi-governmental agency or non-governmental registrar (whether provisional, supplemental, or otherwise), anywhere in the world as of the Closing Date.

         "SOFTWARE" means computer software programs and software systems, including, without limitation, SOFTWARE compilations, software implementations of algorithms, software tool sets, firmware, development tools, files, compilers, and software models and methodologies regardless of the stage of development and all media on which any of the foregoing is recorded and all media on which any of the foregoing are recorded and all related programming and user documentation, including, without limitation, all records, technical drawings, and data relating to the foregoing, and in each and every case whether in source code, object or executable code or human readable form, or any translation or modification thereof that substantially preserves its original identity. As used herein, the term Software does not include Commercially Available Technology.

         "TAX" means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value-added, franchise, capital, paid-up capital, profits, greenmail, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind or nature whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax.

         "THIRD PARTY INTELLECTUAL PROPERTY RIGHTS" means Intellectual Property owned by any third party and licensed to Seller or any of its Affiliates as of the Closing Date for use in connection with Fallout, including without limitation Commercially Available Technology and the third party Intellectual Property listed in the Disclosure Schedule. With respect to any Third Party Intellectual Property Rights, use of the term "purchase" or "sale" in this Agreement shall mean the purchase or sale of Seller's interest (E.G., through transfer, assignment of a license, etc.) by Purchaser.